UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

Solar Park Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-143672	80-0189455
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

100 W. Main Street, Suite 200
Kingstree, SC 29556
 (Address of principal executive offices)

(904) 644-6090
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance

Item 8.01	Other Events

On June 7, 2011, the U.S. Securities and Exchange Commission entered an Order of Suspension  suspending the trading in the securities of Solar Park Initiatives, Inc. (the “Company”) effective June 7, 2011 at 9:30 a.m. EDT through June 20, 2011 at 11:59 p.m. EDT.

On February 7, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $60,000 (the "February 2011 Note").  The financing closed on February 10, 2011.  On March 29, 2011, the Company entered into a Securities Purchase Agreement with Asher for the sale of an 8% convertible note in the principal amount of $37,500 (the "March 2011 Note").  The financing closed on March 29, 2011.   On June 7, 2011, as a result of the above suspension, Asher provided the Company with a notice of default and demanded immediate payment of $146,250 under the February 2011 Note and the March 2011 Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solar Park Initiatives, Inc.

Date: June 7, 2011	By:	/s/ David J. Surette
David J. Surette
Chief Executive Officer